Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CERIDIAN HCM HOLDING INC.

Ceridian HCM Holding Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The “Name” section in the Fourth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

NAME

The name of the corporation (the “Corporation”) is “Dayforce, Inc.”

SECOND: This amendment and the change of name of the Corporation contemplated herein shall become effective at 11:58 P.M., Eastern Standard Time on January 31, 2024.

The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be signed by its duly authorized officer on the date set forth below.

CERIDIAN HCM HOLDING INC.

By: /s/ William E. McDonald

Name: William E. McDonald

Title: Executive Vice President, General Counsel and Corporate Secretary

Date: January 29, 2024